U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM 8-K

                            CURRENT REPORT


                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): December 3, 1999

                                eConnect
         (Exact name of registrant as specified in its charter)

                                  Nevada
      (State or jurisdiction of  incorporationor organization)

                                  33-68570
                        (Commission File Number)

                                 43-1239043
                (I.R.S. Employer Identification Number)

2500 Via Cabrillo Marina, Suite 112, San Pedro, California 90731
            (Address of principal executive offices)  (Zip Code)

             Registrant's telephone number:  (310) 514-9482


   (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

In its form 10-QSB for the period ended on September 30, 1999, the Registrant incorrectly reported that Thomson Kernaghan was a party to the debenture agreement and had committed certain acts which gave the Registrant offset rights against the debenture. The entity that the Registrant was referring to which provided financing to the Registrant was CALP II, LP. Upon due diligence having been conducted by the Registrant's litigation counsel, the Registrant has determined that there was, and is, no foundation in law or fact for the statement made by the Registrant pertaining to CALP or Thomson Kernaghan in said Form 10-QSB. There was no actionable conduct or any wrongdoing by CALP or Thomson Kernaghan with respect to the Registrant or its shareholders. In recognition and acknowledgment of this fact and the undisputed financial obligation owed by the Registrant to CALP based on a convertible debenture agreement, which is the subject matter of the recent litigation initiated by CALP against the Registrant, the Registrant has reached a settlement agreement with CALP, dated December 3, 1999. This settlement calls for the payment of $200,000 and 5,000,000 free trading shares of the Registrant to CALP in accordance with the terms of the debenture agreement. This settlement agreement fully and finally resolves that litigation. The Registrant's Board of Directors, with the advice and assistance of the Registrant's litigation counsel, has determined that the settlement, now completed, is mutually beneficial to the Registrant and its shareholders.

                             SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                eConnect


Dated: January 12, 2000         By: /s/ Thomas S. Hughes
                                Thomas S. Hughes, President